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                                                                    EXHIBIT 10.1

                               THIRD AMENDMENT TO
                                  CONTRACT FOR
                                SERVICES BETWEEN
                 W.W. SLAUGHTER & DUKE ENERGY FIELD SERVICES, LP

         This Third Amendment to Contract for Services Between W.W. Slaughter and Duke Energy Field Services Assets, LLC (this "Amendment"), dated as of April 16, 2003, is entered into by and between Duke Energy Field Services, LP, a Delaware limited partnership (formerly known as Duke Energy Field Services Assets, LLC) ("DEFS"), and William W. Slaughter ("Contractor").

         WHEREAS, Contractor and DEFS entered into that Contract for Services dated as of April 1, 2000, as amended by that First Amendment to Contract for Services dated as of June 29, 2000 and as further amended by that Second Amendment to Contract for Services dated as of June 28, 2002 (collectively referred to herein as the "Consulting Agreement") (capitalized terms used but not defined herein shall have the meaning given thereto in the Consulting Agreement); and

         WHEREAS, Contractor and DEFS desire to hereby amend the Consulting Agreement.

         NOW, THEREFORE, for and in consideration of the mutual benefits to be derived from this Amendment, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. Amendment to Consulting Agreement. The Consulting Agreement is hereby amended as follows:

         (a) Section 5(b) of the Consulting Agreement is amended and restated in its entirety to read as follows:

                  5.       Compensation

                           b. Coincident with the granting of stock options by
                  Duke Energy Corporation for the second quarter of 2002, Contractor shall be granted a long term incentive award for 2002 in the form of the financial equivalent of Duke Energy Corporation ("Duke Energy") stock options valued at $387,500.00 (the "2002 Award"). On February 25, 2003,
                  Contractor shall be granted a long term incentive award for 2003 in the form of the financial equivalent of Duke Energy stock-based incentives valued at $406,875.00 (the "2003 Award"). The 2002 Award shall consist of phantom stock options and the 2003 Award shall be split equally between phantom stock options and phantom performance shares. The granted phantom stock options (the "Option Awards") shall be evidenced by a Phantom Stock Option Agreement, substantially in the form of attached Exhibit A, and the granted phantom performance shares (the "Performance Award") shall be evidenced by a Phantom Performance Award Agreement, substantially in the form of attached Exhibit B. The Option Awards shall vest on December 31, 2003 and shall be exercisable for thirty-six months thereafter. The Performance Award




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                  shall vest and be payable provided Duke Energy meets certain performance criteria as set forth in the Phantom Performance Award Agreement. If it is determined that such performance criteria are met, the Performance Award shall be payable in four yearly installments commencing February 25, 2005 through February 25, 2008. The Option Awards shall only track the performance of Duke Energy common stock and shall not entitle Contractor to any of the voting rights of a shareholder of Duke Energy.

         2. Ratification. Except as amended hereby, the Consulting Agreement shall remain in full force and effect as previously executed by the parties, and the parties hereby ratify the Consulting Agreement as amended hereby.

         3. Waiver of Breach. The waiver by any party to a breach of any provision in this Amendment cannot operate or be construed as a waiver of any subsequent breach by a party.

         4. Severability. The invalidity or unenforceability of any particular provision of this Amendment shall not affect the other provisions hereof, and this Amendment shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         5. Entire Agreement. Except as otherwise provided herein, this Amendment and the Consulting Agreement contain the entire understanding of the parties as to the agreement with Contractor, superseding all prior understandings and agreements, and no modifications or amendments of the terms and conditions set forth or referred to herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

         6. Governing Law. This Amendment shall be interpreted, construed and governed according to the laws of the State of Colorado, without reference to conflicts of law principles thereof.

         7. Dispute Resolution. In the event any dispute arises concerning the provisions of this Amendment, the parties agree that such dispute shall be resolved in accordance with the Consulting Dispute Resolution procedures of the American Arbitration Association and that any arbitration pursuant to such procedures shall be held in Denver, Colorado.

         8. Consent to Jurisdiction. Employee hereby consents to the nonexclusive jurisdiction of any state court within Denver, Colorado or any federal court located within the same city for any proceeding instituted hereunder or arising out of or in connection with this Amendment.

         9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their permitted successors, assigns, legal representatives and heirs, but neither this Amendment nor any rights hereunder shall be assignable by Contractor.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                  DUKE ENERGY FIELD SERVICES, LP


                                  By:      /s/ Jim W. Mogg
                                     ------------------------------------------
                                           Jim W. Mogg
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                                  CONTRACTOR


                                  By:      /s/ William W. Slaughter
                                     ------------------------------------------
                                           William W. Slaughter





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